UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 16, 2009

MILLER PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Tennessee	033-02249-FW	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Baker Highway, Huntsville, TN	37756
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(423) 663-9457

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 20, 2009 Miller Petroleum, Inc. issued a press release announcing that it had agreed in principal to purchase the assets of Cook Inlet Energy, LLC, an Alaska limited liability company. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 8.01	Other Events.

On October 16, 2009 Miller Petroleum, Inc. executed a non-binding Memorandum of Understanding (MOU) with Cook Inlet Energy, LLC, pursuant to which Miller Petroleum, Inc. would purchase 100% of the membership interests of Cook Inlet Energy, LLC in exchange for stock purchase warrants to purchase Miller Petroleum, Inc.’s common stock. The terms of the MOU are contingent upon the successful purchase, by Cook Inlet Energy, LLC, of certain Alaska oil and gas assets from the Bankruptcy Estate of Pacific Energy Resources, Ltd.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated October 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER PETROLEUM, INC.

Date: October 21, 2009	By: /s/ Scott M. Boruff

Scott M. Boruff, Chief Executive Officer